SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
__________________
FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended Date of Report (Date of earliest event reported): June 15, 2005
CHEC FUNDING, LLC
(Exact name of Registrant as Specified in Charter)

Delaware	333-105322	75-2851805
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2728 North Harwood Street, Dallas, Texas 75201
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (214) 981-5000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Filing of Computational Materials.

Pursuant to Rule 424(b) under the Securities Act of 1933, as amended, CHEC Funding, LLC (the “Depositor”) will file a prospectus and prospectus supplement with the Securities and Exchange Commission relating to its Centex Home Equity Loan Trust 2005-C, Centex Home Equity Loan Asset-Backed Certificates, Series 2005-C (the “Certificates”).

In connection with the offering of the Certificates of the Depositor, Banc of America Securities LLC prepared certain materials (the “Computational Materials”) some or all of which were distributed by Banc of America Securities LLC, Citigroup Global Markets Inc., Credit Suisse First Boston LLC and Greenwich Capital Markets, Inc. (the “Underwriters”), and to their potential investors.  Although the Depositor provided the Underwriters with certain information regarding the characteristics of the Home Equity Loans in the related portfolio, it did not participate in the preparation of the Computational Materials.  The Computational Materials are attached hereto as Exhibit 99.1.

Item 9.01.Financial Information and Exhibits.
(c) Exhibits
Exhibit No.
99.1 Computational Materials.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEC FUNDING, LLC
By: /s/Jeffrey B. Upperman
Name: Jeffrey B. Upperman
Title: Vice President

Date:  June 15, 2005

EXHIBIT INDEX

Exhibit Number	Description	Sequentially Numbered Page

99.1	Computational Materials.

Exhibit 99.1

[Computational Material]